EXHIBIT 32.2
CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of National Medical Health Card Systems, Inc. (the “Company”) on Form 10-K for the fiscal year ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stuart Diamond, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Stuart Diamond Stuart Diamond Chief Financial Officer (Principal Accounting Officer)
September 13, 2007